EXHIBIT (a)(1)

GUGGENHEIM FUNDS COMPLIANCE AND PROCEDURES MANUAL

APPENDIX P

CODE OF ETHICS

FOR

CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS

Each of the registered investment companies listed in Exhibit P-1 hereto (each a “Trust”) is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure in compliance with applicable law.  This Code of Ethics, applicable to the Trust’s Chief Executive Officer, Chief Financial Officer
and Treasurer (or persons performing similar functions) (each a “Senior Officer” and together, “Senior Officers”), sets forth specific policies to guide such Senior Officers in the performance of their duties.

Senior Officers,  must comply with applicable law.  Senior Officers also have a responsibility to conduct themselves in an honest and ethical manner; and have leadership responsibilities that include creating a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages employees to raise concerns, and promptly addressing employee compliance concerns.

The Code of Ethics of the Trust pursuant to Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “1940 Act Code of Ethics”), which this Code of Ethics is intended to supplement, sets forth the fundamental principles and key policies and procedures that govern the conduct the Trust’s business as registered investment companies. Senior Officers are also bound by the requirements and standards set forth in this Code of Ethics and other applicable laws and regulations and other policies and procedures adopted by the Trust from time to time.

Compliance With Laws, Rules and Regulations

Senior Officers are required to comply with the laws, rules and regulations that govern the conduct of the Trust’s business and to report any suspected violations in accordance with the section below entitled “Compliance with Code of Ethics.”

Conflicts of Interest

Senior Officers are expected to dedicate their best efforts to advancing the Trust’s interests and to use objective and unbiased standards when making decisions that affect the Trust, keeping in mind that you are subject to inherent conflicts of interest because they are officers of Guggenheim Funds Investment Advisors, LLC (the “Adviser”) as well as the Trust.  A Senior Officer’s obligation to conduct the Trust’s business in an honest and ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships.  A conflict of interest for the purpose of this Code of Ethics occurs when a

Senior Officer’s private interests interfere in any way, or even appear to interfere, with the interests of the Trust.  The 1940 Act Code of Ethics, the Adviser’s and the Trust’s allocation procedures and the other policies of the Trust are designed to ensure the ethical handling of such conflicts.  As a result, it is incumbent on each Senior Officer to be familiar with the 1940 Act Code of Ethics, the
Adviser’s and Trust’s allocations procedures and other rules and regulations under the 1940 Act as well as the policies of the Trust.

When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest or where a Senior Officer is receiving a personal benefit, such Senior Officer should act in accordance with the letter and the spirit of the 1940 Act Code of Ethics and/or the Trust’s or the Adviser’s other applicable policies and procedures.  If a Senior Officer is in doubt as to the application or interpretation of any of these guidelines, such Senior Officer should make full disclosure of all facts and circumstances to, and obtain the prior written approval of the Chairman of the Audit Committee of the Trust or, in his absence, any Independent Trustee of the Trust.1. Conflict of interest situations for which, if material, Senior Officers should always obtain prior written approval include the following:

(a)
the receipt of any entertainment or non-nominal gift by a Senior Officer, or a member of his or her family, from any company with which a Trust has current or prospective business dealings (other than the Adviser), unless such entertainment or gift is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

(b)	any ownership interest in, or any consulting or employment relationship with, any of a Trust’s service providers, other than the Adviser; or

(c)
a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Trust for effecting portfolio transactions or for selling or redeeming shares, other than an interest such as compensation or equity ownership arising from the Senior Officer’s employment by the Adviser.

Disclosures

It is the policy of the Trust to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission and in all other public communications made by the Trust.  Each Senior Officer, is required to promote compliance with this policy by all employees and to abide by the Trust’s standards, policies and procedures designed to promote compliance with this policy.

Compliance with Code of Ethics

           If a Senior Officer knows of or suspects a violation of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Trust, such Senior Officer must immediately report that information to the Chairman of the Audit Committee of the Trust or, in his absence, any Independent Trustee of the Trust. No one will be subject to retaliation because of a good faith report of a suspected violation.

The Trust will follow these procedures in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

1 An “Independent Trustee” is any Trustee who is not an “interested person” of the Trust within the meaning of the 1940 Act.

•
the Chairman of the Audit Committee of the Trust will take all appropriate action to investigate any actual or potential violations reported to him or to an Independent Trustee of the Trust in his absence;

•	after such investigation, violations and potential violations will be reported to the Independent Trustees;

•
if the Independent Trustees determine that a violation has occurred, they will take, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code of Ethics; and

•
appropriate action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the Securities and Exchange Commission or other appropriate law enforcement authorities.

           Senior Officers must make this Code of Ethics. as well as any “whistle blower” policies that the Trust may adopt from time to time, known to persons who might know of potential conflicts of interest.

Waivers of Code of Ethics

Except as otherwise provided in this Code of Ethics, the Chairman of the Audit Committee of the Trust is responsible for applying this Code of Ethics to the specific situations reported to him or her and has the authority to interpret this Code of Ethics in any particular situation.  The Chairman of the Audit Committee of the Trust shall take action he or she considers appropriate to investigate
|any actual or potential violations reported under this Code of Ethics.

The Chairman of the Audit Committee of the Trust is authorized and encouraged to consult, as appropriate, with the Chairman of the Board of Trustees of the Trust, the Independent Trustees
or the Board of Trustees of the Trust and/or with counsel to the Trust, Guggenheim Funds Investment Advisors, LLC or the Independent Trustees.

The Independent Trustees are responsible for granting waivers of this Code of Ethics, as appropriate.  Any changes to or waivers of this Code of Ethics will be disclosed on Form N-CSR to the extent required by Securities and Exchange Commission rules.

Accountability and Certification

Each Senior Officer must:

a)
upon receipt of this Code of Ethics, sign and submit to the Chief Compliance Officer, on behalf of the Board of Trustees of the Trust, an acknowledgement stating that he or she has received, read and understands this Code of Ethics on the certification attached hereto as Exhibit P-2.

b)
annually thereafter affirm to the Chief Compliance Officer, on behalf of the Board of Trustees of the Trust, that he or she has complied with the requirements of this Code of Ethics and reported any violations of this Code of Ethics on the certification attached hereto as Exhibit P-2.

Recordkeeping

Each Trust will maintain and preserve for a period of not less than six years from the date an action is taken, the first two years in an easily accessible place, a copy of the information or materials supplied to the Independent Trustees:

a)	that provided the basis for any amendment or waiver to this Code of Ethics; and

b)	relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the Independent Trustees.

Confidentiality

All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Independent Trustees and their counsel, each Trust and its counsel, the Adviser and its counsel and any other advisers, consultants or counsel retained by the Trustees, the Independent Trustees or any committee of the Trustees.

No Rights Created

This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Trust’s Senior Officers in the conduct of the Trust’s business.  It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

Exhibit P-1

Board Approval Dates

Trust	Date Procedures
most recently approved:
Claymore Exchange-Traded Fund Trust	11.29.11
Claymore Exchange-Traded Fund Trust 2	11.29.11
Claymore Exchange-Traded Fund Trust 3	11.29.11
Fiduciary/Claymore MLP Opportunity Fund	11.30.11
Guggenheim Build America Bonds Managed Duration Trust	11.30.11
Guggenheim Enhanced Equity Income Fund	11.30.11
Guggenheim Enhanced Equity Strategy Fund	11.30.11
Guggenheim Equal Weight Enhanced Equity Income Fund	11.30.11
Guggenheim Strategic Opportunities Fund	11.30.11
Guggenheim Credit Allocation Fund	02.12.13

Exhibit P-2

CERTIFICATION FORM

This is to certify that I have received, read and understand the Code of Ethics for Chief Executive and Senior Financial Officers and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures contained therein.

This is to further certify that I have complied with the requirements of the Code of Ethics for Chief Executive and Senior Financial Officers.

Signature: ____________________

Name: _______________________

Date: ________________________

Please sign two copies of this Certification Form, return one copy to the Chief Compliance Officer and retain the other copy, together with a copy of the Code of Ethics for Chief Executive and Senior Financial Officers, for your records.